UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2004

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive, Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

Registrant's telephone number, including area code: (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure

        The Company is filing this Form 8-K to provide shareholders and analysts certain information concerning its outlook for the first quarter of fiscal 2005, and to facilitate communications with shareholders and analysts.  Specifically, the Company expects to communicate the following information:

  Distribution channel sell through in July and August was slower than expected, but has improved thus far in September and is expected to continue to improve through the remainder of the month.

  Sales to OEM customers have been above expectations throughout the quarter, reflecting strength in desktop PC-related demand.

  The Company's channel inventory levels and those for the industry are now less than 6 weeks. The industry's total number of drives in the channel is now lower than at the beginning of the quarter. That number is expected to rise through the balance of the quarter, owing to the anticipated increased sell through as the industry enters the seasonally strongest time of year.

  Overall price declines have been as expected.

  The Company's sales into the PVR industry continue to increase as the Company is expanding its participation in this fast growing market.

  The Company's volumes of Serial ATA interface hard drives continue to show consistent growth as these drives penetrate applications heretofore addressed by SCSI interface hard drives.

  The Company's new 2.5 inch mobile hard drive is on target for volume production in the December quarter.

       The Company indicated that its revenue for the September quarter is expected to be in the range of $765 million to $790 million, with operating expenses tracking to plan at about $80 million.  Gross margin performance for the quarter will be determined by market dynamics in the remainder of September.

       Regarding its share repurchase program announced on May 5, 2004, the Company has repurchased approximately 4.1 million shares at a total cost of approximately $31 million, for a weighted average cost of $7.61 per share.

       This Form 8-K contains forward-looking statements, including statements concerning the Company’s expectations regarding distribution channel sell through and channel inventory levels during the remainder of the September quarter, the Company’s entrance into the mobile hard drive market this calendar year and the Company’s current outlook for the September quarter on revenue, gross margins and operating expenses.  The forward-looking statements are based on current management expectations, and actual results may differ materially as a result of several factors, including:  pricing trends; actions by competitors; availability and cost of specialized product components; supply and demand conditions in the hard drive industry; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies; successful entry into new markets by the company; and other factors discussed in our recent SEC filings, including but not limited to our Form 10-K for the fiscal year ended July 2, 2004. We undertake no obligation to update our forward-looking statements to reflect new information or events or for any other reason.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION

	By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty Senior Vice President, General Counsel and Secretary

Dated: September 15, 2004